                                                                     EXHIBIT 1.1


                          DISCOVER CARD MASTER TRUST I

                      CREDIT CARD PASS-THROUGH CERTIFICATES

                                 TERMS AGREEMENT

                             Dated: January 10, 2003

To: Discover Bank, as Seller under the Pooling and Servicing Agreement, as amended, dated as of October 1, 1993.

Re: Underwriting Agreement dated January 15, 2002

Title of Securities:

Subseries 1:

     Discover Card Master Trust I, Series 2003-1 Floating Rate Class A, Subseries 1 Credit Card Pass-Through Certificates.

     Discover Card Master Trust I, Series 2003-1 Floating Rate Class B, Subseries 1 Credit Card Pass-Through Certificates.

Subseries 2:

     Discover Card Master Trust I, Series 2003-1 Floating Rate Class A, Subseries 2 Credit Card Pass-Through Certificates.

     Discover Card Master Trust I, Series 2003-1 3.45% Class B, Subseries 2 Credit Card Pass-Through Certificates.

Subseries 3:

     Discover Card Master Trust I, Series 2003-1 Floating Rate Class A, Subseries 3 Credit Card Pass-Through Certificates.

     Discover Card Master Trust I, Series 2003-1 Floating Rate Class B, Subseries 3 Credit Card Pass-Through Certificates.


Initial Principal Amount of Certificates:  $1,578,948,000

Series and Class Designation Schedule:

Subseries 1:

     Discover Card Master Trust I, Series 2003-1 $500,000,000 Floating Rate Class A, Subseries 1 Credit Card Pass-Through Certificates.

     Discover Card Master Trust I, Series 2003-1 $26,316,000 Floating Rate Class B, Subseries 1 Credit Card Pass-Through Certificates.

Subseries 2:

     Discover Card Master Trust I, Series 2003-1 $500,000,000 Floating Rate Class A, Subseries 2 Credit Card Pass-Through Certificates.

     Discover Card Master Trust I, Series 2003-1 $26,316,000 3.45% Class B, Subseries 2 Credit Card Pass-Through Certificates.

Subseries 3:

     Discover Card Master Trust I, Series 2003-1 $500,000,000 Floating Rate Class A, Subseries 3 Credit Card Pass-Through Certificates.

     Discover Card Master Trust I, Series 2003-1 $26,316,000 Floating Rate Class B, Subseries 3 Credit Card Pass-Through Certificates.

Series Cut-Off Date:  January 1, 2003

                                    Moody's Investors         Standard & Poor's
Certificate Rating:                   Service, Inc.            Ratings Services
-------------------                 -----------------         -----------------

Class A, Subseries 1                       Aaa                       AAA
Class B, Subseries 1                        A2                        A

Class A, Subseries 2                       Aaa                       AAA
Class B, Subseries 2                        A2                        A

Class A, Subseries 3                       Aaa                       AAA
Class B, Subseries 3                        A2                        A


Aggregate outstanding balance of Receivables as of January 1, 2003:
$35,871,381,619.62

Date of Series Supplement: January 22, 2003

Certificate Rate:

     Class A, Subseries 1: One-month LIBOR plus 0.06% per annum;
     Class B, Subseries 1: One-month LIBOR plus 0.36% per annum;

     Class A, Subseries 2: One-month LIBOR plus 0.10% per annum;
     Class B, Subseries 2: 3.45% per annum;

     Class A, Subseries 3: One-month LIBOR plus 0.14% per annum; and Class B, Subseries 3: One-month LIBOR plus 0.48% per annum.

Terms of Sale:

The purchase price for the Certificates to the Underwriters as of January 22, 2003 will be:

     99.800% of the aggregate principal amount of the Class A, Subseries 1 Certificates;
     99.750% of the aggregate principal amount of the Class B, Subseries 1 Certificates;

     99.790% of the aggregate principal amount of the Class A, Subseries 2 Certificates;
     99.57957% of the aggregate principal amount of the Class B, Subseries 2 Certificates;

     99.775% of the aggregate principal amount of the Class A, Subseries 3 Certificates; and
     99.750% of the aggregate principal amount of the Class B, Subseries 3 Certificates.

The Underwriters will offer the Certificates to the public at a price equal to:

     100% of the aggregate principal amount of the Class A, Subseries 1 Certificates;
     100% of the aggregate principal amount of the Class B, Subseries 1 Certificates;

     100% of the aggregate principal amount of the Class A, Subseries 2 Certificates;
     99.82957% of the aggregate principal amount of the Class B, Subseries 2 Certificates;

     100% of the aggregate principal amount of the Class A, Subseries 3 Certificates; and
     100% of the aggregate principal amount of the Class B, Subseries 3 Certificates.

Time of Delivery: 9:00 A.M., Chicago, Illinois Time, on January 22, 2003, or at such other time as may be agreed upon in writing.

            Notwithstanding anything in the Agreement or in this Terms Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Series 2003-1 Certificates. This Terms Agreement may be amended only by written agreement of the parties hereto.

                                     Very truly yours,

                                     MORGAN STANLEY & CO. INCORPORATED
                                     As Representative of the
                                     Underwriters named in
                                     Schedule I hereto


                                     By: /s/ Sanjeev Khanna
                                        ------------------------------

Accepted:

DISCOVER BANK


By: /s/ Michael F. Rickert
   -----------------------

                                   SCHEDULE I

                                  UNDERWRITERS

Subseries 1:

$500,000,000 Floating Rate Class A, Subseries 1 Credit Card Pass-Through Certificates, Series 2003-1

                                                             Principal Amount
                                                             ----------------

Morgan Stanley & Co. Incorporated                               $375,000,000
$295,835,000
Deutsche Bank Securities Inc.                                   $ 40,000,000
RBC Dominion Securities Corporation                             $ 35,000,000
ABN AMRO Incorporated                                           $ 12,500,000
Commerzbank Capital Markets Corp.                               $ 12,500,000
Danske Securities (US), Inc.                                    $ 12,500,000
HSBC Securities (USA) Inc.                                      $ 12,500,000
Total                                                           $500,000,000
                                                                ============

$26,316,000 Floating Rate Class B, Subseries 1 Credit Card Pass-Through Certificates, Series 2003-1

                                                             Principal Amount
                                                             ----------------

Morgan Stanley & Co. Incorporated                               $19,737,000
Deutsche Bank Securities Inc.                                   $ 2,105,280
RBC Dominion Securities Corporation                             $ 1,842,120
ABN AMRO Incorporated                                           $   657,900
Commerzbank Capital Markets Corp.                               $   657,900
Danske Securities (US), Inc.                                    $   657,900
HSBC Securities (USA) Inc.                                      $   657,900
Total                                                           $26,316,000
                                                                ===========

Subseries 2:

$500,000,000 Floating Rate Class A, Subseries 2 Credit Card Pass-Through Certificates, Series 2003-1

                                                             Principal Amount
                                                             ----------------

Morgan Stanley & Co. Incorporated                              $375,000,000
Deutsche Bank Securities Inc.                                  $ 40,000,000
RBC Dominion Securities Corporation                            $ 35,000,000
ABN AMRO Incorporated                                          $ 12,500,000
Commerzbank Capital Markets Corp.                              $ 12,500,000
Danske Securities (US), Inc.                                   $ 12,500,000
HSBC Securities (USA) Inc.                                     $ 12,500,000
Total                                                          $500,000,000
                                                               ============

$26,316,000 3.45% Class B, Subseries 2 Credit Card Pass-Through Certificates, Series 2003-1

                                                             Principal Amount
                                                             ----------------

Morgan Stanley & Co. Incorporated                               $19,737,000
Deutsche Bank Securities Inc.                                   $ 2,105,280
RBC Dominion Securities Corporation                             $ 1,842,120
ABN AMRO Incorporated                                           $   657,900
Commerzbank Capital Markets Corp.                               $   657,900
Danske Securities (US), Inc.                                    $   657,900
HSBC Securities (USA) Inc.                                      $   657,900
Total                                                           $26,316,000
                                                                ===========

Subseries 3:

$500,000,000 Floating Rate Class A, Subseries 3 Credit Card Pass-Through Certificates, Series 2003-1

                                                             Principal Amount
                                                             ----------------

Morgan Stanley & Co. Incorporated                               $375,000,000
Deutsche Bank Securities Inc.                                   $ 40,000,000
RBC Dominion Securities Corporation                             $ 35,000,000
ABN AMRO Incorporated                                           $ 12,500,000
Commerzbank Capital Markets Corp.                               $ 12,500,000
Danske Securities (US), Inc.                                    $ 12,500,000
HSBC Securities (USA) Inc.                                      $ 12,500,000
Total                                                           $500,000,000
                                                                ============

$26,316,000 Floating Rate Class B, Subseries 3 Credit Card Pass-Through Certificates, Series 2003-1

                                                             Principal Amount
                                                             ----------------

Morgan Stanley & Co. Incorporated                              $ 19,737,000
Deutsche Bank Securities Inc.                                  $  2,105,280
RBC Dominion Securities Corporation                            $  1,842,120
ABN AMRO Incorporated                                          $    657,900
Commerzbank Capital Markets Corp.                              $    657,900
Danske Securities (US), Inc.                                   $    657,900
HSBC Securities (USA) Inc.                                     $    657,900
Total                                                          $ 26,316,000
                                                               ============